Exhibit 99.1

Contacts:
Media	Ryan Houck	904-357-9134
Investors	Mickey Walsh	904-357-9162

Rayonier Advanced Materials Announces Revenue Impact from
Major Customer’s Operational Upset
JACKSONVILLE, Fla., October 20, 2017 - Rayonier Advanced Materials Inc. (NYSE:RYAM) announced today that due to an operational upset earlier this month at a major customer, sales volumes in 2017 for its cellulose specialties products are anticipated to be lower than previously expected. Based on currently available information from the customer, the impact to the Company’s revenue is estimated to be between $15 and $30 million, or approximately 3 percent of its expected full year revenues. The Company believes this impact to be limited to the fourth quarter of 2017. This estimate may change as additional information becomes available.
The Company will provide a further update on its full year financial guidance on the November 2 earnings call.

About Rayonier Advanced Materials
Rayonier Advanced Materials is the leading global supplier of high-purity, cellulose specialties natural polymers for the chemical industry. Working closely with its customers, the Company engineers natural polymeric chemical chains to create dozens of customized high-purity performance fibers at its plants in Florida and Georgia. Rayonier Advanced Materials’ intellectual property and manufacturing processes have been developed over 90 years, resulting in unique properties and very high quality and consistency. The Company’s facilities have the capacity to produce approximately 485,000 tons of cellulose specialties for use in a wide range of industrial and consumer products such as filters, cosmetics and pharmaceuticals and approximately 245,000 tons of commodity products. Rayonier Advanced Materials is consistently ranked among the nation’s top 50 exporters and delivers products to 80 ports around the world, serving customers in 35 countries across five continents. More information is available at www.rayonieram.com.

Forward-Looking Statements
Certain statements in this document regarding anticipated financial, business, legal or other outcomes including business and market conditions, outlook and other similar statements relating to Rayonier Advanced Materials’ future events, developments, or financial or operational performance or results, are “forward-looking statements” made pursuant to the safe harbor provisions of the Private Securities Litigation Reform Act of 1995 and other federal securities laws. These forward-looking statements are identified by the use of words such as “may,” “will,” “should,” “expect,” “estimate,” “believe,” “intend,” “forecast,” “anticipate,” “guidance,” and other similar language. However, the absence of these or similar words or expressions does not mean a statement is not forward-looking. While we believe these forward-looking statements are reasonable when made, forward-looking statements are not guarantees of future performance or events and undue reliance should not be placed on these statements.

CORPORATE HEADQUARTERS
1301 Riverplace Boulevard Suite 2300 Jacksonville, FL 32207
904.357.4600 fax 904.357.9101 www.RayonierAM.com

Exhibit 99.1

Although we believe the expectations reflected in any forward-looking statements are based on reasonable assumptions, we can give no assurance these expectations will be attained and it is possible actual results may differ materially from those indicated by these forward-looking statements due to a variety of risks and uncertainties.

Such risks and uncertainties include, but are not limited to: competitive pressures in the markets in which we operate, especially with respect to increases in supply and pressures on demand for our products, which impact pricing; our ability to complete our announced cost and debt reduction initiatives and objectives within the planned parameters and achieve the anticipated benefits; our customer concentration, especially with our three largest customers; changes in global economic conditions, including currency; the Chinese dumping duties currently in effect for commodity viscose pulps; potential legal, regulatory and similar challenges relating to our permitted air emissions and waste water discharges from our facilities by non-governmental groups and individuals; the effect of current and future environmental laws and regulations as well as changes in circumstances on the cost and estimated future cost of required environmental expenditures; the potential impact of future tobacco-related restrictions; potential for additional pension contributions; labor relations with the unions representing our hourly employees; the effect of weather and other natural conditions; changes in transportation-related costs and availability; the failure to attract and retain key personnel; the failure to innovate to maintain our competitiveness, grow our business and protect our intellectual property; uncertainties related to the availability of additional financing to us in the future and the terms of such financing; our inability to make or effectively integrate current and future acquisitions and engage in certain other corporate transactions; any failure to realize expected benefits from our separation from Rayonier Inc.; risks related to our pending acquisition of Tembec Inc., including the failure to satisfy the conditions to completing the transaction, including obtaining regulatory approvals, our failure to obtain the anticipated benefits and synergies from the acquisition and the impact of additional debt we will incur and equity that we will issue to finance the acquisition; financial and other obligations under agreements relating to our debt; and uncertainties relating to general economic, political, and regulatory conditions.

Other important factors that could cause actual results or events to differ materially from those expressed in forward-looking statements that may have been made in this document are described or will be described in our filings with the U.S. Securities and Exchange Commission, including our Annual Report on Form 10-K and Quarterly Reports on Form 10-Q. Rayonier Advanced Materials assumes no obligation to update these statements except as is required by law.

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CORPORATE HEADQUARTERS
1301 Riverplace Boulevard Suite 2300 Jacksonville, FL 32207
904.357.4600 fax 904.357.9101 www.RayonierAM.com